Exhibit 10.3
Form of Letter Agreement

TIB Financial Corp.
599 Ninth Street N., Suite 101
Naples, FL 34102

Gentlemen:

I understand that TIB Financial Corp. (the “Company”) intends to apply under the provisions of the United States Department of the Treasury’s (the “Treasury”) Capital Purchase Program under the Emergency Economic Stabilization Act of 2008 (“EESA”). In consideration for the benefits that I will receive as a result of the Company’s participation in the Capital Purchase Program, I hereby agree that each compensation, bonus, incentive and other benefit plan, arrangement and agreement (including golden parachute, severance and employment agreements) between the Company and/or any of its subsidiaries and me is hereby amended for the period that the Treasury owns any debt or equity securities of the Company acquired pursuant to the Securities Purchase Agreement between the Treasury and the Company or the stock purchase warrant issued pursuant to the Agreement, in order to comply with Section 111(b) of EESA as implemented by guidance or regulation thereunder.

                                 Sincerely,

By:
Signature of Executive Officer

Name of Executive Officer

Date:	___________________, 2008